Exhibit 10.28

Extension Addendum to Contract

The following date and/or time period(s) of the Residential Sale and Purchase Contract, Residential Contract for Sale and Purchase, Vacant Land Contract, or Commercial Contract dated         Sep 26, 2012             between                                             EACO Corporation                                                                         (“Seller”) and Ka Bun Chan (“Buyer”) concerning the Properly located at 13235 Cortez Blvd., Brooksville, FL 34613 is hereby extended. (check whichever apply)

Closing Date. Seller and Buyer agree to extend the Closing Date until           on or before 3/15/13

☐	Financing Period. Seller and Buyer agree to extend the Commitment Period, Loan Commitment Date. Financing Period, or Loan Approval Date for an additional _______________ days or until _____________________.

☐	Inspection Period. Seller and Buyer agree to extend the Inspection Period for an additional _____________ days or until __________________________________________.

☐	Title Cure Period. Seller and Buyer agree to extend the Curative Period or Cure Period for an additional _____________ days or until __________________________________________.

☐	Short Sale Approval Deadline. Seller and Buyer agree to extend the Approval Deadline for an additional _____________ days or until __________________________________________.

☐	Feasibility Study Period. Seller and Buyer agree to extend the Feasibility Study Period for an additional _____________ days or until __________________________________________.

☐	Due Diligence Period. Seller and Buyer agree to extend the Due Diligence Period for an additional _____________ days or until __________________________________________.

This extension will be on the same terms and conditions as stated in the original contract except:

Monthly rent will increase to $19,255 plus $2,005 in CAM charges for a total of $21,260 monthly for the months of January, February and half of March 2013.

All other non-conflicting terms of the contract remain in full force and effect.

/s/ Michael Bains	1/8/13	/s/ Ka Bun Chan	1/4/13
Seller	Date	Buyer	Date

Seller	Date	Buyer	Date

EA-2 Rev. 1/12           © 2012 Florida Realtors®           All Rights Reserved

Addendum to Contract

FLORIDA ASSOCIATION OF REALTORS®

Addendum No.	4	to the Contract dated	September 26, 2012	between

EACO Corporation	(Seller)

and	Ka Bun Chan	(Buyer)

concerning the property described as:

13235 Cortez Blvd., Brooksville, FL 34613

(the “Contract”). Buyer and Seller make the following terms and conditions part of the Contract:

Buyer and Seller agree to reduce the purchase price to $1,730,000.

Buyer and Seller agree to extend the closing date to on or before April 15, 2013, but not prior to April 5, 2013.

Carlino Commercial Group, Inc. agrees to reduce their commission from $54,750 to $10,750.

Date:		Broker:	Jeff Carlino

Date:	03/06/13	Buyer:	/s/ Ka Bun Chan

Date:	3/7/13	Seller:	/s/ Michael Bains

Date:		Seller:

This form is available for use by the entire real estate industry and is not intended to identify the user as a Realtor. Realtor is a registered collective membership mark that may be used only by real estate licensees who are members of the National Association of Realtors and who subscribe to its Code of Ethics.

The copyright laws of the United States (17 U.S. Code) forbid the unauthorized reproduction of blank forms by any means including facsimile or computerized forms.

ACSP-2a	Rev. 6/94	©1994 Florida Association of Realtors®	All Rights Reserved

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is made and entered into this 7th day of      March                      , 2013 by EACO CORPORATION (’‘Landlord”), a Florida corporation, and INTERNATIONAL BUFFET (“Tenant”).

RECITALS:

A. Landlord and Tenant previously entered into that certain Lease (the “Lease”) with an effective date of January 9, 2008 for the lease of that certain Premises located at 13235 Cortez Boulevard, Brooksville, Florida.

B. Landlord and Tenant agree that conditions have occurred such, that the parties desire to modify the Lease as more specifically set forth herein.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, Landlord and Tenant hereby covenant and agree as follows:

1.          The recitals set forth above are true and accurate and are incorporated herein by this reference. Capitalized terms not otherwise defined herein shall have the same meaning as in the Lease.

2.          The parties acknowledge and agree that Tenant paid a Security Deposit in the amount of Thirty-Three Thousand and 00/100 Dollars ($33,000.00) to Landlord in accordance with Paragraph 5 of the Lease. Tenant hereby authorizes Landlord to retain such Security Deposit and waives any and all rights to the return of such Security Deposit.

3.          Tenant hereby agrees that it will pay Landlord the sum of Eighteen Thousand and 00/100 Dollars ($18,000.00) on or before April 1, 2013, which sum shall be paid in addition to Tenant’s monthly Rent payment for that month.

4.          The parties acknowledge and agree that in the event Tenant fails to purchase the Premises from Landlord pursuant to that certain Commercial Contract dated September 26, 2012 between Landlord as seller and Tenant as purchaser, as amended, the provisions set forth in Paragraphs 2 and 3 of this First Amendment shall be void.

5.          This First Amendment may be executed in separate counterparts, each of which when taken together shall constitute one and the same instrument. This First Amendment may be executed and delivered by facsimile or electronic mail, and execution delivery by facsimile or electronic mail shall be deemed binding upon the parties so executing and delivering. Except as specifically modified by this First Amendment, all of the terms and conditions of the Lease shall remain in full force and effect. In the event of a conflict between any term or provision of the Lease and this First Amendment, the terms and provisions of this First Amendment shall control.

1

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first above written in a manner 50 as to be binding.

Signed, scaled and delivered in the presence of:	LANDORD:

EACO CORPORATION, a Florida Corporation.
/s/ Marta L. Araujo	By:	/s/ Michael Bains
	Print:	Michael Bains
Marta L. Araujo	Title:	Controller
Print Name

/s/ Antonio Gonzalez

ANTONIO GONZALEZ
Print Name

Signed, sealed and delivered in the	TENANT:
presence of;
INTERNATIONAL BUFFET

/s/ Yiping Wang	By:	/s/ Ka Bun Chan
	Print:	KA BUN CHAN
YIPING WANG	Title:	OWNER
Print Name

Print Name

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Addendum to Contract

FLORIDA ASSOCIATION OF REALTORS®

Addendum No.	5	to the Contract dated	09/26/2012	between

EACO Corporation	(Seller)

and	Ka Bun Chan	(Buyer)

concerning the property described as:

13235 Cortez Blvd. Brooksville, FL 34613

(the “Contract”). Buyer and Seller make the following terms and conditions part of the Contract:

The Buyer and the Seller agree to change the buyer to International East Buffet Inc.

Date:	3/12/13	Buyer:	/s/ Ka Bun Chan

Date:	3/12/13	Buyer:	/s/ Michael Bains

Date:		Seller:

Date:		Seller:

This form is available for use by the entire real estate industry and is not intended to identify the user as a Realtor. Realtor is a registered collective membership mark that may be used only by real estate licensees who are members of the National Association of Realtors and who subscribe to its Code of Ethics.

The copyright laws of the United States (17 U.S. Code) forbid the unauthorized reproduction of blank forms by any means including facsimile or computerized forms.

ACSP-2a	Rev. 6/94	©1994 Florida Association of Realtors®	All Rights Reserved